                                                                    EXHIBIT 10.1


                WAIVER AND FIFTH AMENDMENT TO CREDIT AGREEMENT


     This WAIVER AND FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of October 4, 2001, and is entered into by and among Opinion Research Corporation, a Delaware corporation ("Parent"), ORC Inc., a Delaware corporation ("ORC"; Parent and ORC are sometimes referred to individually as a "Borrower" and collectively as the "Borrowers"), Heller Financial, Inc., individually as a Lender and in its capacity as agent (in such capacity, "Agent") for the Lenders party to the Credit Agreement described below, and the Lenders which are signatories hereto.

     WHEREAS, Agent, Lenders (other than New Lender, which is becoming a party to the Credit Agreement pursuant to Section 4 of this Amendment) and Borrowers are parties to a certain Credit Agreement dated as of May 26, 1999 (as such agreement may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement"); and

     WHEREAS, the parties hereto desire to amend the Credit Agreement by increasing the amount of the Revolving Loan Commitment and making such other amendments to the Credit Agreement as are more fully set forth herein.

     NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Definitions.  Capitalized terms used in this Amendment, unless
          -----------
otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

     2.   Waiver.  Upon satisfaction of the conditions precedent set forth in
          ------
Section 5 below, and in reliance upon the representations and warranties of
---------
Borrowers set forth herein, the Agent and the Lenders hereby waive the Event of Default under Section 6.1(C) of the Credit Agreement arising from Borrowers' breach of Section 3.15 of the Credit Agreement that occurred when Borrowers made a $500,000 payment on July 31, 2001 with respect to the Macro Earn-Out at such time as Section 3.15 prohibited such payment to be made. This is a limited waiver and shall not be deemed to constitute a waiver of any other Event of Default or any future breach of the Credit Agreement or any of the other Loan Documents. Borrowers agree that they shall remain obligated to comply with the terms of the Credit Agreement, including, but not limited to, Section 3.15 thereof, and that Agent and Lenders shall not be obligated in the future to waive any provision of the Credit Agreement or any Loan Document.

     3.   Amendments.  Subject to the conditions set forth below, the Credit
          ----------
Agreement is amended as follows:

     (a) The Lenders, Agent and Borrowers hereby agree that each Lender's commitment to make Revolving Loans and the outstanding principal amount of each Lender's Term Loan shall be amended and restated as set forth on Schedule 4(b)
                                                                 -------------
hereto. The Lenders, Agent and Borrowers hereby agree that the defined term "Pro Rata Share" set forth in Section 10.1 of the Credit Agreement shall be deemed to be amended in all relevant respects to give effect to the terms of the preceding sentence.

     (b) Section 1.1(A) of the Credit Agreement is amended by (i) inserting in the table of Scheduled Installments a new Scheduled Installment due and payable on June 1, 2004 in the amount of $11,375,000 and (ii) deleting all Scheduled Installments due and payable on and after June 30, 2004.

     (c) Section 1.1(B)(1) of the Credit Agreement is amended in its entirety and as so amended shall read as follows:

          (B)  Revolving Loans.  (1) Each Lender agrees, severally and not
               ---------------
     jointly, to lend to Borrowers from the Closing Date to the Expiry Date its Pro Rata Share of the loans requested by Parent, on behalf of Borrowers, to be made by Lenders under this subsection 1.1(B), up to an aggregate maximum for all Lenders of (i) $20,000,000 until the Fifth Amendment Effective Date and (ii) $24,000,000 on and after the Fifth Amendment Effective Date (as the same may be reduced and otherwise in effect from time to time hereunder, the "Revolving Loan Commitment"). Advances or amounts outstanding under the Revolving Loan Commitment will be called "Revolving Loans". Revolving Loans may be repaid and reborrowed. The Revolving Loans shall be repaid in full on the Expiry Date. The "Maximum Revolving Loan Balance" will be the lower of:

          (a) the "Borrowing Base" (as calculated on Exhibit 4.8(E), the "Borrowing Base Certificate") less the sum of (i) outstanding Risk
                                   ----
     Participation Liability, plus (ii) the Earn-Out Reserve; or
                              ----

          (b)  the Revolving Loan Commitment less the sum of (i) outstanding
                                             ----
     Risk Participation Liability, plus (ii) the Earn-Out Reserve.
                                   ----

     The amount computed under clause (a) of the immediately preceding sentence is herein referred to as "Borrowing Base Availability". If at any time the outstanding Revolving Loans exceed the Maximum Revolving Loan Balance (as it may be deemed increased from time to time pursuant to subsection 1.1(B)(2)), Lenders shall not be obligated to make Revolving Loans and issue Lender Letters of Credit and Risk Participation Agreements, and Revolving Loans must be repaid immediately in an amount sufficient to eliminate any excess. Revolving Loans may be requested in any amount with one (1) Business Day prior notice required for amounts equal to or greater than $5,000,000. For amounts less than $5,000,000, written or telephonic notice must be provided by noon Chicago time on the day on which the Loan is to be made. All LIBOR Loans require three (3) Business Day's notice. All Loans requested telephonically must be confirmed in writing within one
     (1) Business Day. Neither Agent nor any Lender shall incur any liability to Borrowers for acting upon any telephonic notice that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrowers.

     The parties hereto hereby agree that Borrowers shall be permitted to borrow up to $5,000,000 of Revolving Loans on the Fifth Amendment Effective Date to satisfy all outstanding obligations with respect to the Macro Earn-Out.

     (d) The definition of "Base Rate Margin" in Section 1.2(A) of the Credit Agreement shall be amended in its entirety and as so amended shall read as follows:

          "Base Rate Margin" shall mean, as of October 4, 2001, two percent (2.00%) per annum.

     (e) The definition of "LIBOR Margin" in Section 1.2(A) of the Credit Agreement shall be amended in its entirety and as so amended shall read as follows:

          "LIBOR Margin" shall mean, as of October 4, 2001, three and one-quarter percent (3.25%) per annum.

     (f) Section 1.2(A) of the Credit Agreement is amended by deleting in its entirety from such section each of the following: (i) the definition of "Total Indebtedness to Adjusted EBITDA Ratio", (ii) the Pricing Table and (iii) the paragraph immediately following the Pricing Table.

     (g) Subsection (C) of Section 1.3 of the Credit Agreement is amended by inserting the parenthetical "(including reasonable attorneys' fees and legal expenses, which may consist of fees and legal expenses of outside counsel retained by Agent or any Lender or the allocated costs of in-house counsel of Agent or any Lender)" immediately after the phrase "Borrowers' agree to promptly pay all fees, costs and expenses" set forth in the second sentence thereof.

     (h) Section 3.1(B) of the Credit Agreement is amended by deleting the phrase "amount of all Loans" in such section and inserting in lieu thereof the phrase "amount of all such intercompany Indebtedness".

     (i) Section 3.5 of the Credit Agreement is amended by (i) deleting the current subsection (C) thereof in its entirety and (ii) redesignating subsection
(D) thereof as subsection (C).

     (j) Subsection (B) of Section 4.5 of the Credit Agreement is amended in its entirety and as so amended shall read as follows:

          (B)  Borrowers shall not permit Total Interest Coverage for any twelve
     (12) month period ending on the last day of any calendar quarter ending on the date set forth below to be less than the ratio set forth below for such period:

          Period Ending                                         Ratio
          -------------                                         -----

          December 31, 2000 through December 31, 2001           2.50
          March 31, 2002 & the last day
           of each calendar quarter thereafter                  2.75

     (k) Section 4.6 of the Credit Agreement is amended in its entirety and as so amended shall read as follows:

          4.6  Senior Indebtedness to Adjusted EBITDA Ratio. Borrowers shall not
               --------------------------------------------
     permit the ratio of Senior Indebtedness calculated as of the last day of any calendar quarter ending during any of the periods set forth below to Adjusted EBITDA for the twelve (12) month period ending on such day to be greater than the amount set forth below for such period.

               Period Ending                                   Amount
               -------------                                   ------

               June 30, 1999 through September 30, 2000        3.00
               December 31, 2000 through December 31, 2001     2.75
               March 31, 2002 through September 30, 2002       2.50
               December 31, 2002 & the last day of each
                 calendar quarter thereafter                   2.25

     "Senior Indebtedness" shall be calculated as illustrated on Exhibit 4.8(C).

     (l) Subsection (B) of Section 4.8 of the Credit Agreement shall be amended by deleting the "." at the end of such subsection and inserting in lieu thereof the following:

          and (4) commencing with the fiscal year of Borrowers ending December 31, 2001, an "Auditor's Privity" letter from the Certified Public Accountants described in the immediately preceding clause (3), such letter to be in form and substance reasonably acceptable to Agent and addressed to Agent and Lenders.

     (m) Clause (a) of Section 8.1 of the Credit Agreement shall be amended in its entirety and as so amended shall read as follows:

          (a) such Lender (excluding Heller) shall first obtain the written consent of Agent, which consent shall not be unreasonably withheld and, provided no Default or Event of Default has occurred and is continuing, Borrowers (which consent of Borrowers shall not be unreasonably withheld or delayed); provided Borrowers' consent shall not be required with respect to an assignment by a Lender to an affiliate thereof;

     (n) Section 9.13 of the Credit Agreement shall be amended by inserting the phrase "or Affiliates" immediately after the phrase "or such Lender's assignees or participants" set forth in such section.

     (o) The definition of "Earn-Out Reserve" set forth in Section 10.1 of the Credit Agreement is amended in its entirety and as so amended shall read as follows:

          "Earn-Out Reserve" means as of any calculation date, the aggregate amount calculated with respect to the Macro Earn-Out as set forth herein. Calculations of the Earn-Out Reserve shall be made as of the earlier of (a) each date on which the amount of an earn-out payment with respect to the Macro Earn-Out is determinable or (b) each date which is forty-five (45) days prior to the date on which such payment is to be made. The Earn-Out Reserve shall equal the amount of the earn-out payment to be made or, if the amount is in dispute, the maximum amount which may be payable in respect of the Macro Earn-Out. At such time as a payment is made in respect of the Macro Earn-Out, the Earn-Out Reserve shall be reduced on a dollar for dollar basis.

     (p) The definition of "Expiry Date" set forth in Section 10.1 of the Credit Agreement is amended by deleting the date "May 31, 2005" in clause (c) of said definition and inserting in lieu thereof the date "June 1, 2004".

     (q) Section 10.1 of the Credit Agreement shall be amended by adding thereto the new defined terms "Fifth Amendment" and "Fifth Amendment Effective Date" in proper alphabetical order, such definitions to read as follows:

          "Fifth Amendment" means that certain Waiver and Fifth Amendment to Credit Agreement dated as of October 4, 2001 by and among Agent, Lenders (including the Exiting Lender and the New Lender thereto) and Borrowers.

          "Fifth Amendment Effective Date" means the date upon which all of the conditions precedent to the effectiveness of the Fifth Amendment shall have been satisfied."

     (r) The Credit Agreement and each Loan Document shall be generally amended by deleting from such agreements the term "ProTel Earn-Out" in each instance where such term is used in such agreements.

     (s) Exhibits 4.8(C) and 4.8(E) to the Credit Agreement shall be deleted in their entirety and replaced with Exhibits 4.8(C) and 4.8(E) attached hereto.

     4.   Lender Joinder.
          --------------

     (a) PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "New Lender") and the Lenders, other than the New Lender (the "Existing Lenders"), hereby agree that, upon giving effect to the assignments and acceptances described below, (i) the New Lender shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the assigned interests in the Loans, and (ii) the Existing Lenders shall be absolutely released from any of such obligations, covenants and agreements assumed or made by the New Lender in respect of the assigned interests in the Loans. The New Lender hereby acknowledges and agrees that the agreement set forth in this Section 4 is expressly made for the benefit of Borrowers, Agent and the Existing Lenders and their respective successors and permitted assigns.

     (b) Each Lender, including without limitation the New Lender, hereby agrees that the Lenders' Pro Rata Shares of the Revolving Loan Commitment and the Term Loan, in each case effective upon the effectiveness of the amendments set forth above, shall be as set forth on Schedule 4(b) hereto. To the extent
                                          -------------
necessary to give effect to the provisions of the preceding sentence, the Existing Lenders hereby agree on the date hereof to sell and to assign to each other Lender (including, without limitation, the New Lender), without recourse, representation or warranty (except as set forth below), and each such other Lender hereby purchases and assumes from such Existing Lenders, a percentage interest in the Revolving Loan Commitment and the Term Loan in amounts required to give effect to the Pro Rata Shares set forth on Schedule 4(b) hereto. The
                                                   -------------
Lenders hereby agree, on the effective date of the amendments set forth above, to effect such inter-Lender transfers to give effect to the respective Pro Rata Shares set forth on such Schedule 4(b). The Credit Agreement is hereby amended
                         -------------
in all relevant respects to give effect to the respective Pro Rata Shares set forth on Schedule 4(b). As a result of such assignments and acceptances, the
         -------------
Existing Lenders are absolutely released from any of such obligations, covenants and agreements, to the extent of their assigned shares of the Term Loans and the Revolving Loan Commitment (it being understood that Finova Capital Corporation (the "Exiting Lender") is hereby assigning all of its interests with respect to the Revolving Loan Commitment and outstanding principal amount of Term Loans of such Lender, and upon such assignment Finova Capital Corporation shall no longer be deemed to be a Lender under the Credit Agreement). Interest accrued on the Loans transferred as contemplated by this paragraph and fees accrued in respect of the commitments transferred as contemplated by this paragraph shall accrue to the transferor Lender through the date such transfer is actually made by payment by the transferee Lender for such Loans transferred and such interest and fees shall accrue to the transferee Lender thereafter.

     (c) Each Existing Lender represents and warrants that it is the legal and beneficial owner of the portion of the Loans assigned above, free and clear of any adverse claim.

     (d) Neither the Existing Lenders nor the Agent makes any representation or warranty to the New Lender with respect to, and shall not be responsible to the New Lender for, the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by or on behalf of Borrowers or any other Loan Party in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrowers or any other Loan Party, nor shall the Existing Lenders or the Agent be required to ascertain or inquire as to (i) the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents, (ii) the use of the proceeds of the Loans, (iii) the use of the Lender Letters of Credit or Risk Participation Liability or (iv) the existence or possible existence of any Event of Default or Default.

     (e) The New Lender represents and warrants that it satisfies any eligibility requirements to be a Lender under the Credit Agreement; that it is not a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes); that it has experience and expertise in the making or the purchasing of loans such as the Loans; that it has acquired an interest in the Loans for its own account and without any present intention of selling all or any portion of such interest; and that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto) and copies of all other Loan Documents which it has requested.

     (f) The New Lender represents and warrants that it has received such financial information regarding Borrowers and the other Loan Parties as such New Lender has requested, that it has made its own independent investigation of the financial condition and affairs of Borrowers and the other Loan Parties in connection with the assignment evidenced by this Amendment, and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrowers and the other Loan Parties. Neither Existing Lenders nor Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the New Lender or to provide the New Lender with any other credit or other information with respect thereto, whether coming into its possession before the effective date of this Amendment or at any time or times thereafter, and neither the Existing Lenders nor Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the New Lender.

     (g) Each Lender party to this Amendment represents and warrants to the other Lenders and Agent that it has full power and authority to enter into this Amendment and to perform its obligations hereunder in accordance with the provisions hereof, that this Amendment has been duly authorized, executed and delivered by such party and that this Amendment constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

     (h) Any notice or other communication required or permitted to be given to the New Lender shall be given in the manner set forth in the Credit Agreement and addressed as follows:

               PNC BANK, NATIONAL ASSOCIATION
               Two Tower Center Blvd.
               East Brunswick, NJ 08816
               Attention: Jeffrey Blakemore
               Telecopy:  (732) 220-2296

     5.   Conditions Precedent.  The effectiveness of this Amendment is subject
          --------------------
to the following conditions precedent:

     (a) Lenders and Borrowers shall have executed and delivered (and Borrowers covenant to execute and deliver) this Amendment, and Borrowers and the other Loan Parties shall have executed and delivered to Agent such other documents and instruments as Agent may have reasonably required;

     (b) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel;

     (c) Both before and after giving effect to the transactions contemplated in this Amendment, no Default or Event of Default shall have occurred and be continuing (other than the Event of Default described in Section 2 hereof);

     (d) There shall have occurred no material adverse change in the business, operations, financial condition, profits or prospects of Borrowers and their Subsidiaries, or in the Collateral since December 31, 2000;

     (e) Borrowers shall have paid to the Agent, for the benefit of the Lenders (other than the New Lender and the Exiting Lender) who have executed this Amendment a consent fee in the amount of $187,950.00, such fee to be payable to the Lenders (other than the New Lender and the Exiting Lender) in the following amounts: (i) $60,412.50 to be paid to Heller Financial, Inc., (ii) $55,937.50 to be paid to First Union National Bank, (iii) $35,800.00 to be paid to Merrill Lynch Business Financial Services, Inc. and (iv) $35,800.00 to be paid to Fleet National Bank; and

     (f) payment of all fees, costs and expenses as agreed to between Borrower and each Lender or Agent as set forth in such Lender's or Agent's respective fee letter with Borrower.

     6.   Representations and Warranties.  To induce Agent and Lenders to enter
          ------------------------------
into this Amendment, each Borrower represents and warrants to Agent and Lenders:

     (a) that the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of each Borrower and that this Amendment has been duly executed and delivered by each Borrower; and

     (b) that each of the representations and warranties set forth in the Credit Agreement (other than those which, by their terms, specifically are made as of certain date prior to the date hereof) and in each Loan Document are true and correct in all material respects as of the date hereof.

     7.   Severability.   Any provision of this Amendment held by a court of
          ------------
competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     8.   References.  Any reference to the Credit Agreement contained in any
          ----------
document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

     9.   Counterparts.  This Amendment may be executed in one or more
          ------------
counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

     10.  Ratification.  The terms and provisions set forth in this Amendment
          ------------
shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document to which Agent or such Lender is a party nor constitute a waiver of any provision in or Event of Default (now or hereafter existing) under the terms of the Credit Agreement or any Loan Document (other than the waiver provided for in Section 2 above). Agent's and Lenders' agreement to the terms of this Amendment shall not be deemed to establish or create a custom or course of dealing among Borrowers, Agent and Lenders.

        [rest of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.


HELLER FINANCIAL, INC.,                 OPINION RESEARCH CORPORATION,
as Agent and Lender                     a Delaware corporation


By:    /s/ Francois Delangle            By:    /s/ Kevin P. Croke
   --------------------------------        --------------------------------
Name:  Francois Delangle                Name:  Kevin P. Croke
     ------------------------------          ------------------------------
Title: Vice President                   Title: EVP & Director of Finance
      -----------------------------           -----------------------------


FIRST UNION NATIONAL BANK,              ORC INC.,
as a Lender                             a Delaware corporation

By:    /s/ John L. Thomas               By:    /s/ Kevin P. Croke
   --------------------------------        --------------------------------
Name:  John L. Thomas                   Name:  Kevin P. Croke
     ------------------------------          ------------------------------
Title: Vice President                   Title: President
      -----------------------------           -----------------------------


FLEET NATIONAL BANK                     FINOVA CAPITAL CORPORATION,
as a Lender                             as Exiting Lender

By:    /s/ Thomas Hamilton              By:    /s/ William D. Robinson
   --------------------------------        --------------------------------
Name:  Thomas Hamilton                  Name:  William D. Robinson
     ------------------------------          ------------------------------
Title: Assistant Vice President         Title: VP, Senior Credit Officer
      -----------------------------           -----------------------------

MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC., as a Lender

By:    /s/ Valerie Wilder Moore
   --------------------------------
Name:  Valerie Wilder Moore
    -------------------------------
Title: Assistant Vice President
     ------------------------------

PNC BANK, NATIONAL ASSOCIATION,
as New Lender

By:    /s/ Jeffrey A. Blakemore
   --------------------------------
Name:  Jeffrey A. Blakemore
     ------------------------------
Title: Senior Vice President
      -----------------------------